UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2025, the Board of Directors (the “Board”) of Ramaco Resources, Inc. (the “Company”) approved the appointment of Michael R. Graney to serve as a member of the Board effective September 15, 2025, with a term expiring at the Company’s annual meeting of stockholders in 2026 or his earlier death, resignation, disqualification, or removal. The Board has affirmatively determined that Mr. Graney is an independent director in accordance with the standards for independence set forth in the Nasdaq Stock Market Rules and that he also qualifies to serve on the Compensation Committee of the Board. Effective September 15, 2025, Mr. Graney will serve on the Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee.

In connection with his service as an independent director, Mr. Graney will receive independent director compensation commensurate with the Company’s other independent directors as described in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2025. There are no arrangements or understandings between Mr. Graney and any other person pursuant to which he was selected as a director. Mr. Graney does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Graney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Graney will enter into an indemnification agreement in the form entered into with the Company’s other directors and executive officers effective, as of the effective date of his appointment to the Board (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Graney to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Item 7.01. Regulation FD Disclosure.

On September 16, 2025, the Company issued a press release announcing Mr. Graney’s appointment to the Board (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

None of the information furnished in this Item 7.01 or the accompanying Exhibit 99.1 will be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017
99.1	Press Release issued by Ramaco Resources, Inc. dated September 16, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: September 16, 2025

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